As filed with the Securities and Exchange Commission on September 17, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MAXEON SOLAR TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Singapore	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

38 Beach Road #23-11

South Beach Tower

Singapore 189767

(Address of registrant’s principal executive offices, including zip code)

Amended and Restated 2020 Omnibus Incentive Plan

(Full title of the Plan)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 11036-8401

(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Era Anagnosti

DLA Piper LLP (US)

500 8th Street, N.W.

Washington, DC 20004

(202) 799-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Maxeon Solar Technologies, Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register an additional 1,484,079 shares of the Registrant’s ordinary shares, no par value (“Ordinary Shares”), issuable under the Registrant’s Amended and Restated 2020 Omnibus Incentive Plan (the “Plan”). On September 17, 2025, the Registrant’s Board of Directors approved an amendment and restatement of the Plan to increase the total number of Ordinary Shares available for issuance thereunder. The Plan, as amended and restated, has been filed as an exhibit to this Registration Statement.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s previous Registration Statements on Form S-8 filed with the Commission on August 6, 2020 (File No. 333-241709) and February 29, 2024 (File No. 333-277501), each as post-effectively amended on October 9, 2024 to reflect the impact of a 100:1 reverse share split, and on November 13, 2024 (File No. 333-283187) to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated in this Registration Statement by reference:

(1)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the Commission on April 30, 2025 (the “Annual Report”)
(2)

The Registrant’s Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on January 6, 2025, January 21, 2025, January 27, 2025, January 27, 2025, February 18, 2025, February 18, 2025,

March 3, 2025, March 28, 2025, March 31, 2025, April 4, 2025, April 30, 2025, June 6, 2025, June 20, 2025,

July 11, 2025, August 7, 2025, August 7, 2025, August 14, 2025, August 14, 2025 and September 4, 2025

(3)

The Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended, contained in Exhibit 2.7 to the Annual Report on Form 20-F for the fiscal year ended January 1, 2023

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 6-K subsequently furnished by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing or furnishing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Constitution of Maxeon Solar Technologies, Ltd. (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Form 6-K (File No. 001-39368) filed with the SEC on August 27, 2020).

4.2*	Maxeon Solar Technologies, Ltd. Amended and Restated 2020 Omnibus Incentive Plan, as amended and restated.

5.1*	Opinion of Rajah & Tann Singapore LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Rajah & Tann Singapore LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

24.1*	Power of Attorney (contained on signature page hereto).

107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Singapore, on the 17 of September, 2025.

MAXEON SOLAR TECHNOLOGIES, LTD.

By:	/s/ Dmitri Hu
Name:	Dmitri Hu
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints George Guo, Dmitri Hu and Frank Jeng, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on the date set forth, and in the capacities indicated, below.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on the date set forth, and in the capacities indicated, below.

Name	Position	Date
/s/ George Guo	Chief Executive Officer and Director (Principal Executive Officer)	September 17, 2025
George Guo
/s/ Dmitri Hu	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 17, 2025
Dmitri Hu

/s/ Donald Colvin	Director	September 17, 2025
Donald Colvin
/s/ Steve Leonard	Director	September 17, 2025
Steve Leonard
/s/ Tong Kooi Te	Director	September 17, 2025
Tong Kooi Te
/s/ Wang Cheng	Director	September 17, 2025
Wang Cheng
/s/ Wang Yanjun	Director	September 17, 2025
Wang Yanjun
/s/ Zhang Changxu	Director	September 17, 2025
Zhang Changxu
/s/ Xu Luo Luo	Director	September 17, 2025
Xu Luo Luo
/s/ Sean Wang	Director	September 17, 2025
Sean Wang